UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2022

ADARA ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40014	85-2373325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8845 Red Oak Boulevard

Charlotte, NC 28217

(Address of Principal Executive Offices) (Zip Code)

(704) 606-2922

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	ADRA.U	NYSE American LLC
Class A common stock, par value $0.0001 per share	ADRA	NYSE American LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	ADRA WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Arrangements of Certain Officer

On June 1, 2022, Martin A. Sumichrast resigned as Chief Executive Officer and a director of Adara Acquisition Corp. (the “Company”). On June 1, 2022, the Board of Directors of the Company appointed Thomas Finke as Chief Executive Officer and Mr. Finke was replaced as a Compensation Committee member by Dylan Glenn, an independent member of the Company’s Board of Directors. Mr. Sumichrast’s resignation follows the SEC filing of a civil complaint in the Western District of North Carolina, alleging Sumichrast defrauded Stone Street Partners, LLC, a private fund that he managed prior to joining Adara. In the SEC’s complaint, the SEC alleges Mr. Sumichrast violated the antifraud provisions of Section 17(a)(1) and (3) of the Securities Act of 1933, Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5(a) and (c) thereunder, and Sections 206(1), 206(2), 206(3), and 206(4) of the Investment Advisers Act of 1940, and Rule 206(4)-8 thereunder. The SEC seeks injunctive relief, disgorgement with prejudgment interest, civil penalties, an officer-and-director bar, and a penny stock bar.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2022

ADARA ACQUISITION CORP.

By:	/s/ Paul G. Porter
Name: Paul G. Porter
Title: Chief Financial Officer